Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Click Commerce, Inc.
Chicago, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-118951) and Form S-8 (Nos. 333-70084, 333-54432 and 333-107845) of Click Commerce, Inc. of our reports dated March 30, 2006, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Click Commerce, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
Chicago, Illinois
March 30, 2006